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                                                                    EXHIBIT 16.1


                     [Letterhead of Jackson & Rhodes, P.C.]


August 9, 2000



Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549


RE:      BroadBand Wireless International Corporation
         Commission File No. 0-08507


We were previously the principal accountant for BroadBand Wireless International Corporation ("BroadBand") and we reported on the financial statements of BroadBand as of and for the years ended March 31, 1999 and 1998. On June 24, 2000, we resigned as principal accountant. We have read BroadBand's statements included under Item 4 of its Form 8-K/A dated August 9, 2000 and we agree with such statements.

                                        Yours very truly,

                                        JACKSON & RHODES, P.C.

                                        /s/ Jackson & Rhodes, P.C.
                                        ----------------------------

                                        Certified Public Accountants